EXHIBIT 10.13.1

                         TELEBLOCK(R) SERVICE AGREEMENT

THIS TELEBLOCK(R) SERVICE AGREEMENT ("Agreement") is made and entered into by and between Telephone Blocking Services Corp., a New York Corporation ("TBSC"), and the entity or entities identified on Appendix A, annexed hereto ("Customer"), (TBSC and Customer each a "Party" and collectively the "Parties"), is effective as of December 30, 2004 ("Effective Date.")

I. INTRODUCTION.

      A. Customer desires to offer the TeleBlock(R) Service to its clients that engage in telephonic solicitation ("Clients").

      B. TBSC desires to make the TeleBlock(R) Service available to Customer for use by Customer's Clients.

      C. In consideration of the foregoing and the obligations described hereunder, the parties agree as follows:

II. SCOPE OF SERVICES.

      A. TELEBLOCK(R) SERVICE. Subject to the terms hereof, TBSC agrees to make the TeleBlock(R) Service available to Customer for use by Customer's Clients. The TeleBlock(R) Service is described generally in the TeleBlock(R) Service Description attached hereto as Appendix B (the "Service Description") and is more fully described in the User Guide (see
      Section II.D, below).

      B. LICENSE. Subject to the terms hereof, TBSC grants to Customer the following limited, personal, non-exclusive, non-transferable (except as specifically set forth herein) licenses with respect to the TeleBlock(R)
      Service: (i) to resell and market the TeleBlock(R) Service to its Clients within the United States and (ii) to use the trademarks (as specified in Section X, below) which relate to the TeleBlock(R) Service solely in connection with Customer's marketing activities under this Agreement.

      C. TECHNICAL SUPPORT. All information relating to the technical support that TBSC shall provide with respect to the TeleBlock(R) Service and the procedures that Customer shall follow in order to obtain such technical support, including, without limitation, procedures for initiating a trouble ticket and means of contacting TBSC or its Affiliates technical personnel are set forth in the User Guide. In the event of an outage or failure of TeleBlock(R) Service, Customer and TBSC shall follow the procedures and protocols outlined in the User Guide.

      D. USER GUIDE. TBSC shall establish a User Guide which among other information will set forth the procedures necessary for proper use of the TeleBlock(R) Service. Customer and TBSC agree to follow the User Guide. TBSC reserves the right to make any change to the User Guide provided that such change does not materially change the terms and conditions of this Agreement. In the event TBSC materially changes the User Guide, TBSC shall provide Customer with advance written notice of the changes no less than thirty (30) days prior to the effective date of the changes. If there exists any conflict between the User Guide and any term of this Agreement, this Agreement shall control.

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III. INITIATING THE TELEBLOCK(R) SERVICE.

      A. ESTABLISH VPN. Customer shall, at its sole expense, establish VPN connectivity via a TBSC authorized VPN provider to establish connectivity to the TeleBlock(R) Service. The query to be performed must conform to the client side specifications defined in the User Guide. Customer understands and agrees that in order for TBSC to provide the TeleBlock(R) Service as contemplated herein, Customer is solely responsible for establishing and maintaining connectivity with this VPN connection.

      B. SERVICE ORDERS. Each time Customer desires to activate the TeleBlock(R) Service, add/delete ANI information, trunk groups, or client ID, or otherwise modify or update the TeleBlock(R)Service on behalf of a Client, Customer shall provide to TBSC the order form specified in the User Guide, which shall be completed and signed by each such Client. Customer understands that any order for the TeleBlock(R) Service will be subject to TBSC's acceptance of such order, which shall not be unreasonably withheld.

      C. AVAILABILITY. Subject to the terms and conditions herein, TBSC shall use its commercially reasonable effort to begin providing the TeleBlock(R) Service to a Client within five (5) business days of TBSC's receipt of Customer's submission of an order form on behalf of such Client.

IV. CUSTOMER OBLIGATIONS.

      A. EQUIPMENT. Customer shall provide and maintain certain equipment that is necessary for a Client to access the TeleBlock(R) Service.

      B. TESTING. Customer shall comply with all testing procedures related to the TeleBlock(R) Service as specified by TBSC.

      C. MARKETING. Customer shall familiarize its sales employees with the characteristics, price, performance, and availability of the TeleBlock(R) Service. Subject to the terms hereof (including without limitation Section X, herein): i) Customer shall use its commercially reasonable efforts to market the TeleBlock(R) Service to its Clients within the United States, and ii) Customer shall assist in maintaining the brand recognition of the TeleBlock(R) Service by using "TeleBlock(R)" as the service name and in service-related literature. Customer may make full use of any brochures, sales literature, and other materials related to the TeleBlock(R) Service that may be provided to Customer by TBSC.

      D. CLIENT PROBLEMS. After making a good faith effort to resolve Client problems with the TeleBlock(R) Service, Customer shall report all such problems with the TeleBlock(R) Service to TBSC and TBSC shall provide troubleshooting and response pursuant to Section II.C herein.

      E. EXCLUSIVITY. Customer shall not, during the term of this Agreement, contract with a direct competitor of TBSC to provide the services reflected herein or similar service. (A "direct competitor," for purposes of this Agreement, is a company offering Do Not Call blocking services or access to state and federal Do Not Call databases for list scrubbing purposes.)

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      F. BILLING AND COLLECTION. Customer shall be responsible for all billing and collection matters related to Customer's Clients use of the TeleBlock(R) Service. The compensation due to TBSC pursuant to this Agreement shall be payable by Customer regardless of any billing and collection issues that exist between Customer and its Clients.

V. BILLING AND PAYMENT

      A. TIME. TBSC shall invoice Customer monthly for any previously unbilled services. The billing period for any month (or portion thereof), including the billing cutoff period, shall be selected by TBSC. Payment to TBSC for invoices issued to Customer shall be due within fifteen (15) days of Customer's receipt thereof. Beginning the day after the due date of the invoice, interest shall be due and payable by Customer to TBSC at the rate of one and one-half percent (1.5%) per month or the highest allowed by law, whichever is less, on any portion of the invoice which has not been paid. Payments are applied to the oldest outstanding amounts first.

      B. BILLING. TBSC shall invoice Customer as described above for each of the charges set forth in this Agreement.

      C. PAYMENT. All payments made under this Agreement shall be made in U.S. dollars.

VI. DISPUTES

      A. PAYMENT. If there is any dispute associated with billing, Customer shall make payment in accordance with the billing invoice as submitted to Customer. Customer shall have the right to dispute any amount so invoiced and paid and must notify TBSC in writing of its dispute within one hundred twenty (120) calendar days of the receipt of such invoice or the dispute shall be waived. A notification of disputed charges plus any Customer documentation supporting Customer's claim shall be sent to TBSC at the address as set forth in this Agreement.

      B. ADJUSTMENTS. Any adjustments relating to a disputed amount shall be reflected on the invoice issued by TBSC for the billing period after resolution. If the dispute, in whole or in part, ultimately is resolved in favor of the Customer, TBSC shall return to Customer any amount by which Customer has overpaid, together with interest from the date overpayment was received by TBSC, calculated as described in Section V.A, above.

      C. INFORMAL RESOLUTION. The parties agree that they shall attempt to resolve any dispute regarding any right, obligation, duty or liability arising out of the provisions of this Agreement through informal discussions or negotiations prior to resorting to formal dispute resolution procedures contained in Section VI.D, below. If, at any time following the commencement of any such discussions or negotiations, either party determines such discussions or negotiations are not likely to result in a reasonable resolution of the dispute, it may send to the other party a signed and dated written statement of the issues or problems being discussed or negotiated ("Dispute Statement.") If the dispute has not been resolved within sixty (60) days after the date of the Dispute Statement, either party shall have the right to serve a written demand for arbitration upon the other and thereby commence binding arbitration in accordance with

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      the provisions set forth below. The mailing of the Dispute Statement and the passage of the sixty (60) days from the date of the mailing of such Dispute Statement shall be conditions precedent to the commencement of any arbitration proceedings hereunder.

      D. BINDING ARBITRATION.

            a. Within five (5) working days of delivery of a demand, each party shall designate an arbitrator. The two designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within twenty (20) working days, or as otherwise agreed.

            b. The arbitration panel shall commence hearing within sixty (60) days of the selection of the panel. The scope of document production and the enforcement of document requests may be ordered by the arbitrators to the extent economical and reasonable. All discovery requests shall be subject to the proprietary rights of the Parties, and the arbitrators shall adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Agreement, the rules of the American Arbitration Association ("AAA") shall be applied; provided, however, that the arbitration need not be conducted under the auspices of the AAA, in which event the fee schedule of the AAA shall not apply.

            c. If an action is commenced to seek a determination or enforce any of the provisions of this Agreement with any court or regulatory authority of competent jurisdiction, including without limitation, an arbitration proceeding as contemplated under this Subsection V.D, the prevailing Party shall, in addition to its other remedies, be entitled to recover reasonable attorney's fees, arbitration fees and court costs, including such fees and costs on appeal, from the other Party.

            d. Unless otherwise agreed in writing, the Parties shall continue to provide service under this Agreement, and honor all commitments under this Agreement during the course of dispute resolution pursuant to this Section.

      E. TIME LIMITATIONS. The provisions of this Section VI shall survive the termination of this Agreement. The commencement of formal dispute resolution procedures (i.e., the delivery of the Dispute Statement), or any other action in law or equity arising out of this Agreement, may not occur more than two (2) years after the event giving rise to dispute has occurred.

VII. COMPENSATION.

      As compensation for the services to be provided by TBSC pursuant to this Agreement, Customer agrees to pay TBSC as set forth in Appendix C attached hereto.

VIII. TERM AND TERMINATION.

      The initial term of this Agreement shall begin on the Effective Date and shall continue in full force and effect for a period of two (2) years ("Initial Term"). At the expiration of the Initial Term this Agreement will extend for successive one (1) year terms ("Renewal Term"), unless either party, with or without cause, provides written notice to the other

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      party at least ninety (90) days prior to the start of any such Renewal
      Term indicating that it does not desire such Renewal Term to become effective. Provided, however, TBSC may terminate this Agreement at any time upon delivery of written termination notice at least ninety (90) days prior to TBSC's intended termination date, and Customer may terminate this Agreement in accordance with the provisions of Appendix C, Section D.

IX. PROTECTION OF PROPRIETARY RIGHTS.

      A. IDENTIFICATION OF PROPRIETARY INFORMATION. Each Party may make available or otherwise disclose to the other Party during the negotiation or performance of this Agreement certain business information, including information that is proprietary to itself or to a third party. Except as otherwise stated herein, all such information shall be considered the confidential and proprietary information of the Party disclosing such information ("Disclosing Party") if, when disclosed in writing, it is clearly marked as confidential and/or proprietary, and if, when disclosed orally, it is clearly identified at the time of disclosure as being confidential and/or proprietary ("Proprietary Information"). For the purposes of this Agreement, "Receiving Party" shall mean the Party and its Related Parties to whom Proprietary Information is disclosed under Subsection IX.C herein.

      B. EXCLUSIONS. Notwithstanding anything to the contrary in this Section IX, Proprietary Information shall not include information that the Receiving Party can demonstrate: (i) was known to the Receiving Party prior to disclosure by the Disclosing Party as evidenced by documentation that was in existence prior to any disclosure by the Disclosing Party to the Receiving Party and that is free from any obligation to keep it confidential; (ii) was independently developed by the Receiving Party without reference to or knowledge of the Disclosing Party's Proprietary Information as evidenced by documentation; (iii) is within the public domain through no action on the part of the Receiving Party as evidenced by documentation; (iv) was received from a third party who was under no obligation to keep such information confidential; or (v) was authorized in writing by the Disclosing Party for release prior to such release.

      C. PERMITTED USES. Neither Party shall use the Proprietary Information of the other Party, except as reasonably necessary for its performance, or enforcement of its rights, under this Agreement. Neither Party shall disclose the Proprietary Information of the other Party, except to its directors, officers, employees, agents, consultants and attorneys, and those of its subsidiary and parent entities who have a need to know such Proprietary Information for performance of this Agreement, as the case may be, and who have agreed to maintain the confidentiality of such Proprietary Information as provided herein ("Related Parties").

      D. RETURN OF PROPRIETARY INFORMATION. The Disclosing Party may request, at any time, that the Receiving Party return or destroy the tangible copies and erase from its computer systems ("Eliminate(d)") the Proprietary Information of the Disclosing Party, unless such Proprietary Information is critical for the Receiving Party to perform its obligations under this Agreement. Such request shall describe with reasonable particularity the Proprietary Information to be Eliminated. Within fifteen (15) days of receipt of such a request, the Receiving Party shall either Eliminate the Information described in the request, or, if required by law or regulation to retain copies of such Proprietary Information, notify the Disclosing Party of and comply with such

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      requirement. Notwithstanding the foregoing three (3) sentences, the
      Receiving Party (i) may retain a single copy of the Disclosing Party's Proprietary Information in the custody of its legal counsel, and (ii) shall not be required to return or destroy, but shall protect from unauthorized use or disclosure, those portions of the Disclosing Party's Proprietary Information commingled with archived records that would be difficult to extract.

      E. DISCOVERY. If a demand under legal or regulatory authority of competent jurisdiction or a requirement of law for the discovery or disclosure of Proprietary Information is made known to the Receiving Party, the Receiving Party shall give the Disclosing Party notice of the demand or requirement prior to disclosing the Proprietary Information and shall, upon the request and at the expense of the Disclosing Party, cooperate in any efforts by the Disclosing Party to seek reasonable arrangements to protect the confidential and proprietary nature of such Proprietary Information.

      F. DURATION OF OBLIGATIONS. The obligations described in this Section IX shall continue during the Term of this Agreement, and survive the termination of this Agreement for a period of three (3) years, except for that Proprietary Information marked "Sensitive Proprietary Information," for which the obligations of this Section IX shall continue during the term of this Agreement and survive the termination of this Agreement in perpetuity.

      G. INJUNCTIVE RELIEF. Both Parties agree that a breach of any of the obligations set forth in this Section IX may irreparably damage and create undue hardships for the other Party. Therefore, the non-breaching Party shall be entitled to seek immediate court ordered injunctive relief to stop any apparent breach of this Section IX, such remedy being in addition to any other remedies available to such non-breaching Party.

      H. Customer acknowledges that pursuant to this Agreement the TeleBlock(R) Service is provided on a service-bureau basis and, therefore, except as expressly stated herein, no right, title or interest in or to the TeleBlock(R) Service or any related intellectual property is transferred or licensed. TBSC and its Affiliates retain all title, patent, copyright and other intellectual property right that they have to the TeleBlock(R) Service, and all associated databases, servers, protocols, specifications, templates, documents, rules, methodologies, software, programming, and devices that comprise the system developed by TBSC to perform the services described herein. Any software developed by TBSC or any of its Affiliates incidental to the performance of the TeleBlock(R) Service shall be owned exclusively by TBSC and/or such Affiliates, and may be used only by or for the benefit of TBSC and/or its Affiliates, except with TBSC's express written permission to the contrary. The parties agree to execute any and all necessary documentation to perfect the ownership rights of TBSC and/or its Affiliates in any such software.

      I. TBSC acknowledges that pursuant to this Agreement no right, title or interest in or to any of Customer's network, systems, devices and the like, or any related intellectual property, is transferred or licensed. Notwithstanding the foregoing, Customer agrees to make available to TBSC its systems, software, network, devices and the like to the extent necessary for TBSC to provide the TeleBlock(R) Service as contemplated by this Agreement.

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      J. Data generated or collected by TBSC and/or its Affiliates through operation of the TeleBlock(R) Service is referred to as the "Control Data", PROVIDED THAT Control Data shall not include any information deemed "Customer Information" as such term is hereinafter defined. As between the parties hereto, all Control Data shall be owned exclusively by TBSC and/or its Affiliates. All access to or use of any of the Control Data except and to the extent expressly authorized by TBSC is prohibited. Any unauthorized access or use by or through Customer or its Clients voids all representations and warranties, implied or express, by TBSC, and relieves TBSC from any responsibility, performance or the like in connection therewith. Notwithstanding anything in this Agreement, nothing herein shall give TBSC any ownership or use rights (i) in the proprietary network information of Customer's Clients that may be provided or made available to TBSC in connection with its provision of the TeleBlock(R) Services to Customer and its Clients; or (ii) any Customer proprietary or confidential information (including without limitation customer lists, usage information or financial or pricing information) (collectively (i) and
      (ii) are hereinafter referred to as the "Customer Information"). TBSC agrees that it is only permitted to use the Customer Information for the sole purpose of providing services to Customer and Customer's Clients and that TBSC shall in no event share any such information with any other reseller or other customer of TBSC or use such Customer Information to market any products or services of TBSC to Customer's Clients.

      K. Customer shall not modify or expand any warranties or representations, if any, that may be made or implied to Customer herein to cover Customer's Clients, or assume or create any obligations on TBSC or its Affiliates' behalf.

      L. Customer acknowledges that its Clients may access certain database information, including without limitation do-not-call ("DNC") list information, via the TeleBlock(R) Service. Customer acknowledges and agrees that the content, validity, completeness, or accuracy of such information as provided to TBSC and/or its Affiliates is not the responsibility of TBSC and/or its Affiliates. TBSC AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONTENT, VALIDITY, COMPLETENESS, OR ACCURACY OF SUCH INFORMATION AS PROVIDED TO TBSC AND HEREBY DISCLAIMS ANY LIABILITY IN CONNECTION THEREWITH.

      M. Customer acknowledges and agrees that any use of the TeleBlock(R) Service in violation of the terms of this Agreement may cause TBSC serious financial loss. Accordingly, in the event of any unauthorized use, Customer agrees that TBSC shall have the right to obtain injunctive or other equitable relief without the posting of any bond. Such remedies shall not be deemed to be the exclusive remedies for a breach by Customer of this paragraph but shall be in addition to all other remedies available at law or equity.

X. TRADEMARKS

      A. TBSC and its Affiliate Call Compliance, Inc. hereby grant to Customer a limited, non-exclusive royalty-free right and sublicense to use the trademarks shown within the User Guide established pursuant to Section II.D, above (collectively, the "Trademarks",) Such use by Customer shall be within the United States and only in the form and in accordance with the specifications and standards contained in the User Guide. In addition, such use by Customer shall only be to the extent necessary for Customer to

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      market, advertise, and promote the service contemplated herein within the
      United States to authorized prospective Clients. The foregoing license shall automatically and immediately terminate upon the expiration or termination of this Agreement.

      B. Title to, ownership and license and sublicense rights of all Trademarks and all Intellectual Property Rights thereto, and all other Intellectual Property Rights of TBSC and its Affiliate Call Compliance, Inc. shall remain entirely with TBSC and Call Compliance, Inc., and use of such Trademarks shall be in conformance with applicable trademark usage policies established by TBSC and Call Compliance, Inc. and provided to Customer via the User Guide. Customer shall take no action that is inconsistent with the ownership rights and benefits (including goodwill) accruing from use of such Trademarks, all of which shall inure to the benefit of TBSC and its Affiliate Call Compliance, Inc.

      C. Customer hereby grants to TBSC and its Affiliate Call Compliance, Inc. a limited, non-exclusive, royalty-free right and license to use Customer trademarks shown on Appendix D (the "Customer Trademarks") within the United States only in the form provided to TBSC on Appendix D and only to the extent necessary for TBSC and/or Call Compliance, Inc. to market, advertise, and promote the service contemplated herein within the United States. The foregoing license shall automatically and immediately terminate upon the expiration or termination of this Agreement.

      D. Title to and ownership of all Customer Trademarks and all Intellectual Property Rights thereto and all other Intellectual Property Rights of Customer shall remain entirely with Customer and use of such Customer Trademarks shall be in conforrnance with applicable trademark usage policies established by Customer and provided to TBSC and Call Compliance, Inc. in writing from time to time. TBSC and/or Call Compliance, Inc. shall take no action that is inconsistent with the ownership rights and benefits (including goodwill) accruing from use of such Customer Trademarks, all of which shall inure to the benefit of Customer.

      E. Each Party (including, for purposes of this section X, Call Compliance, Inc.) may from time to time request, for quality control purposes, representative samples of materials incorporating/displaying its respective Trademarks or proprietary rights notices that are distributed or intended for distribution hereunder. If any Party determines, in its sole discretion, that any of the foregoing does not meet such Party's trademark usage policies or procedures or is inconsistent with the rights granted in this Agreement, then such Party shall have the right to require that such deficiencies be cured prior to distribution or use of such materials. If such deficiencies are not cured prior to distribution, such Party reserves the right to withdraw the other Party's permission to use such Party's Trademarks upon written notice to the other Party. In addition, each Party shall promptly notify the other Party if such Party reasonably believes that a third party is infringing upon one or more of the other Party's Trademarks.

      F. Each Party shall maintain the quality of services sold under the other Party's Trademarks at at least the same level as maintained by the other Party, and the other Party shall have the right to monitor such Party's use of the marks and quality of services sold.

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XI. REPRESENTATIONS

      Each of TBSC and Customer represents to the other as follows:

      A. Each is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power, authority, and legal right to own its property and conduct its business as now conducted and as contemplated under this Agreement.

      B. Each is duly qualified to do business in each jurisdiction in which the nature of its properties or its business requires such qualification and in which the failure to so qualify would materially adversely affect its business or financial condition.

      C. The execution, delivery, and performance by each of this Agreement and the performance by each of its obligations hereunder (i) are within their respective power and authority; (ii) has been duly authorized by all necessary action on the part of their respective governing bodies; (iii) will not contravene any provision of law or regulation, or any writ or decree of any court or governmental instrumentality or their respective jurisdictions of incorporation or other agreement of either, and (iv) will not conflict with or result in a breach of or default under (with or without notice or lapse of time), any contract, agreement, indenture, mortgage, deed of trust, lease, or other instrument to which either Party is bound or any of their respective assets are subject.

      D. This Agreement has been duly executed and delivered by each Party and constitutes the valid, legal and binding obligation of each Party, enforceable in accordance with its terms.

      E. As of the Effective Date, no approval or consent of, or filing with, any governmental authority is required to be obtained or effected by either Party in connection with its execution, delivery, and performance of this Agreement.

      F. As of the Effective Date, there is no pending or, to its knowledge, threatened action, suit or proceeding or investigation before any court, board of arbitration or arbitrator, governmental body, agency, instrumentality or official against or affecting either Party, the outcome of which, if adversely determined, would have a material adverse effect on the ability of either Party to fully perform its obligations under this Agreement.

      G. Neither Party is a party to any agreement or instrument or subject to any restriction having a materially adverse effect on its ability to perform its obligations under this Agreement.

      H. As of the Effective Date, neither Party is in default under any applicable order, writ, injunction, or decree of any court, governmental department, board or agency or instrumentality of any arbitrator.

      I. Each Party has obtained or shall obtain in respect of this Agreement and the transactions contemplated hereby, on or prior to the Effective Date hereof, all governmental permissions, rights, licenses and permits, if any, to carry out the transactions contemplated thereby. Neither Party has received notice of any violation of any applicable law, regulation, order or requirement which would have a materially

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      adverse effect on the transactions contemplated by this Agreement, and which has not been complied with or corrected in all material respects.

      J. Both parties agree to deliver TeleBlock(R) Service to Customer's Clients in accordance with generally acceptable industry standards.

      K. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE, THE FUNCTIONALITY, PERFORMANCE OR RESULTS OF USE THEREOF.

XII. INDEMNITY

      A. Except as otherwise stated herein, each Party (the "Indemnifying Party") will defend, indemnify and hold harmless the other Party (the "Indemnified Party") from and against any loss, cost, claim, liability, damage, and expense (including reasonable attorney's fees) brought or claimed by third parties (collectively, "Claims"), arising out of negligence or misconduct or omission or breach of this Agreement, by the Indemnifying Party, its employees, agents, or contractors in the performance or nonperformance of this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly in writing of any Claims for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section XII and tender the defense of such Claims to the Indemnifying Party. The Indemnified Party shall cooperate in every reasonable manner with the defense or settlement of such Claims at the Indemnifying Party's expense. The Indemnifying Party shall not be liable under this Section XII for settlements by the Indemnified Party of any Claims unless the Indemnifying Party has approved the settlement in advance or unless the defense of such Claims has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed to promptly undertake the defense.

      B. Each Party (the "Indemnifying Party") will defend, indemnify and hold harmless the other Party (the "Indemnified Party") from any Claims which are brought against the Indemnified Party alleging that the Indemnifying Party's trademarks infringe the Intellectual Property Rights of a third party.

      C. Either Party may, at its own election and expense, conduct its own defense of any portion of the Claims against it, which would otherwise be indemnified by the other Party hereunder.

XIII. LIMITATION OF LIABILITY

      EXCEPT AS PROVIDED IN SECTION XII, HEREINABOVE, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT FOR ANY LOST INCOME OR PROFITS OR ANY INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND IN NO EVENT WHATSOEVER SHALL TBSC's AND ITS AFFILIATES AGGREGATE LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR IN ANY WAY RELATING TO THE SERVICES CONTEMPLATED HEREIN EXCEED TEN THOUSAND DOLLARS ($10,000).

XIV. TERMINATION OF AGREEMENTS

      Customer shall terminate any and all agreements it has with Clients for provision of the services contemplated herein prior to or upon termination of this Agreement.

XV. WAIVER

      The waiver of a breach of any of the terms hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default, whether of the same or similar nature, and shall not in any way affect the other terms thereof. No waiver or modification hereof shall be valid or binding unless in writing and signed by the Parties.

XVI. GENERAL PROVISIONS

      A. NOTICE. All notices, demands and statements to be given under this Agreement will be made in writing and shall be deemed given three
            (3) days after deposit thereof in the U.S. Mail, postage prepaid, and addressed as follows:

            If to TBSC:

            Telephone Blocking Services Corp.
            Attention: Cecilia Carfora
            P.O. Box 505
            Huntington, NY 11743
            Telephone: (800) 993-8272
            Facsimile: (516) 676-2420

            With a copy, which shall not constitute notice, to:

            Call Compliance, Inc.
            Attention: Joseph Sanscrainte, Esq.
            90 Pratt Oval
            Glen Cove, NY 11542
            Telephone:(516) 656-5125
            Facsimile:(516) 676-2420

            If to Customer:
            Sales Lead Management
            Attention: Peter Cohen
            135 Pinelawn Road - 130 N
            Melville, NY 11747
            Telephone: 631-393-0153
            Facsimile: 393-0159

      B. A change of address for the giving of notice shall be made in the same manner as the giving of notice.

      C. Any copy of a notice sent by facsimile transmissions shall be followed by a hard copy thereof sent in the manner set forth above.

      D. ASSIGNMENT. Customer may not assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior express written consent of TBSC. Any purported assignment in violation of this Subsection shall be null and void.

      E. CONFORMITY TO LAWS, RULES, REGULATIONS AND ORDERS. Notwithstanding any other provision of this Agreement, each Party agrees to perform all of its obligations and undertakings prescribed in this Agreement in compliance with all applicable laws, orders, rules and regulations that may affect the matters covered by this Agreement.

      F. CONSTRUCTION. This Agreement is the product of negotiation among the Parties and their respective counsel. This Agreement shall be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of any Party. Any ambiguity shall not be interpreted against the drafting party.

      G. ENTIRE AGREEMENT. This Agreement, together with any attachments or appendices hereto, embodies the entire understanding and agreement between the Parties. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement, which are not fully expressed herein. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein, shall be valid unless made in writing and signed by duly authorized representatives of the Parties.

      H. CONFLICT. If there is a conflict between the main body of this Agreement and the Appendices attached hereto, the main body will prevail. If there is a conflict between this Agreement and any other agreement between TBSC and/or its Affiliates and Customer, this Agreement will prevail.

      I. GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

      J. VENUE. Any judicial proceeding brought with respect to this Agreement must be brought in the state or federal courts sitting in New York City, New York and by execution and delivery of this Agreement, each signatory hereto (i) hereby submits to and accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

      K. HEADINGS. The titles of the Sections and Subsections in this Agreement are inserted merely for convenience and identification and are not to be used in the interpretation or construction of this Agreement.

      L. NO AGENCY. Nothing contained in this Agreement shall be construed as making either Party the partner, joint venturer, agent, or employer/employee of the other. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take or omit to take any action, which shall be binding on the other, except and unless as expressly and explicitly provided for herein or expressly and explicitly authorized in writing by the Party to be bound.

      M. COUNTERPARTS. For the convenience of the Parties, copies of this Agreement may be executed in two or more counterparts and signature pages exchanged by facsimile. The Parties intend that counterpart copies signed and exchanged as provided in the preceding sentence shall be fully binding as an original handwritten executed copy hereof and all of such copies together shall constitute one instrument.

      N. PUBLICITY. Any press release issued by a Party describing this Agreement or otherwise referencing the Parties to this Agreement shall be subject to the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

      O. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof, and shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event any provision or portion in this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the remaining portion of any such provision and/or the remaining provisions of this Agreement shall not be affected thereby.

      P. FORCE MAJEURE. Except for an obligation to make a payment, neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, governmental regulations, terrorism, disease or other causes arising out of a state of national emergency or war ("Force Majeure Event"), provided that such Party gives the other Party written notice thereof promptly and uses commercially reasonable efforts to cure the delay and such Party so informs the other in writing of such causes and its desire to be released. In the event that any Force Majeure Event prevents either party from carrying out its obligations under this Agreement for a period of more than thirty (30) days, the other Party may terminate this Agreement upon thirty (30) days written notice without liability therefore.

      Q. AMENDMENTS. This Agreement may be amended only by an instrument in writing signed by an authorized representative of each Party subsequent to the Effective Date of this Agreement.

      R. SURVIVAL. Any termination of this Agreement shall not discharge either party from any right, duty, obligation or liability that arose or occurred prior to the effective date of such termination. Without limitation, Sections V, VI, IX, XII, XIII, XIV, XV, and XVI shall survive any termination of this Agreement.

      S. INCORPORATION BY REFERENCE. Appendix A, B, C, and D attached hereto are respectively by each and every reference thereto incorporated herein by reference.

      T. THIRD PARTY VENDORS. TBSC may use any third party provider(s) it deems necessary in the provision of the TeleBlock(R) Service. For the purposes of this Agreement the term "Affiliates" shall mean Illuminet, Inc. and its affiliate Call Compliance Inc. Illuminet and Call Compliance Inc. are third party vendors of various services provided hereunder and shall be deemed third party beneficiaries with respect to Section XIII, herein.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of each party by and through its authorized representative to be effective the date specified for each Customer identified on Appendix A, annexed hereto, (the "Effective Date").

Each party represents and warrants that it has not altered this Agreement in any manner other than as agreed to in writing by the parties or as an inter-delineation initialed by both parties.

The signatories to this Agreement hereby warrant and represent that they have the authority to execute this Agreement on behalf of the entity or entities for which they sign.

This Agreement does not bind or obligate TBSC in any manner unless duly executed by an authorized representative of TBSC.

TELEPHONE BLOCKING SERVICES CORP.       SALES LEAD MANAGEMENT

By: /s/ Cecilia Carfara                 By: /s/ Peter Cohen
    --------------------------              ---------------------------
Name: Cecilia Carfara                   Name: Peter Cohen
Title: Secretary                        Title: President

CALL COMPLIANCE, INC.
Solely with respect to Section X of this Agreement

By: /s/ Dean Garfinkel
    --------------------------
Name: Dean Garfinkel
Title: Chairman

                                   APPENDIX A

                                     TO THE

                         TELEBLOCK(R) SERVICE AGREEMENT

PARTICIPATING CUSTOMER(S)

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COMPLETE LEGAL NAME OF PARTICIPATING CUSTOMER(S)   (TBSC COMPLETES)

                                                   EFFECTIVE DATE
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SALES LEAD MANAGEMENT, INC.
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                                  APPENDIX B

                                      TO

                      THE TELEBLOCK(R) SERVICE AGREEMENT

TELEBLOCK(R) SERVICE DESCRIPTION

Pursuant to continuous participation by Customer and its participating Clients, the TeleBlock(R) Service (as diagrammed below) makes it possible for Customer's Clients to subject their outbound telemarketing calls to a screening and blocking process that occurs on an IP network level. This patented process requires the aggregation of do-not-call list data from numerous sources and the deployment of this data via the TeleBlock(R)(R) platform, a Service Control Point (SCP) that resides on the IP network. The process begins when a query message is sent from the Customer's system to the TBSC VPN network. The TBSC VPN network carries the query message to the TeleBlock(R)(R) platform, where the screening process takes place to determine if the call should be completed or blocked. Thereafter, the appropriate query message is sent to Customer's equipment for further processing.

                                 [IMAGE OMITTED]

There are several participants involved in the provisioning process, and each play an important role in ensuring the outbound telemarketing calls made by a Customer's Client are screened against the appropriate do-not-call list(s). The participants, and their respective responsibilities in the provisioning process, are as follows:

(1) TBSC. TBSC and/or TBSC through its Affiliates shall have the following responsibilities:

      A.    Host and manage the TeleBlock(R) platform.

      B. Ensure that the do-not-call list data, which is designated by Customer's Client, is deployed in the TeleBlock(R) platform. This responsibility includes ensuring that the

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      appropriate "in-house" and "allow" do-not-call list data, as provided by the Client, is uploaded to the TeleBlock(R) platform as well.

      C. Provide Customer's Client with secure, 24X7 access to the TeleBlock(R)(R) web-based administrative interface, and update this software as necessary.

      D. Segregate and back-up any proprietary, in-house do-not-call list data, as provided by the Client, and ensure that access to such data is restricted from any access by another TeleBlock(R) user or third party (i.e., no proprietary in-house is shared with any entity other than the originating entity).

      E. To the extent reasonable and practicable, customize the TeleBlock(R) platform when requested by the Client (e.g., development of an IVR system for routing of blocked calls).

      F. Provide help-desk services for Customer and Customer's Client.

2. CUSTOMER. Customer shall have the following responsibilities:

      A. Provide access to TeleBlock(R) Service to its Clients subject to the terms of its independent agreement with Customer's subscriber.

      B. Provide the necessary query to the TeleBlock(R)(R) do-not-call list database residing on the TBSC VPN network.

      C. Provide all information necessary for TBSC and its Affiliates to manage the provision of the TeleBlock(R) Service to its Clients.

      D. Work with TBSC in resolving any issues regarding access to the TeleBlock(R) Service.

      E. Maintain a redundant VPN connection.

3. CUSTOMER'S CLIENT. Customer's participating Client shall have the following responsibilities:

      A. Designate which federal, state, wireless, in-house, and/or third party do-not-call lists are to be used by the TeleBlock(R) Service in the screening/blocking process, via the TeleBlock(R) web based administrative interface.

      B. Maintain all proper do-not-call list registrations, as mandated by the various regulatory agencies.

      C. Maintain, pursuant to Federal law, an in-house list of persons who request that no further calls be made to them. These lists, in order to be made available via TeleBlock(R)(R) platform, must be uploaded to TBSC (or its designated Affiliate) by the Client via the TeleBlock(R) web-based administrative interface,

      D. Keep TBSC informed of any changes to its client services that impact the provisioning of the TeleBlock(R) Service.

      E. Comply with the terms and conditions set forth on the order form.

Additional detail regarding the features and functionality of the TeleBiock(R) Service may be found in the User Guide.

#     #     #

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                                   APPENDIX C

                                     TO THE

                         TELEBLOCK(R) SERVICE AGREEMENT

COMPENSATION SCHEDULE

A.    ORIGINATING POINT CODE FEES

      1.    SETUP FEES              $250 per Originating IP Address

      2.    DISCONNECT FEES         $250 per Originating IP Address

B. Standard Query Fees. Customer shall pay TBSC, each month, the amount determined by multiplying the total number of Queries launched to the TeleBlock(R) Service by Customer or its Clients in such month times $0,0035. For the purposes of this Agreement, the term "Query" shall mean a database transaction whereby an IP message is sent from Customer's equipment to the TeleBlock(R) Service.

C. Volume Incentive Pricing (VIP) Program. Subject to the terms herein, if a Customer's Client qualifies to participate in the VIP program (in accordance with the below), TBSC will charge Customer $0.0025 per Query for each Query made to the TeleBlock(R) Service by such VIP qualified Client, instead of the standard Query fee of $0.0035.

      1. QUALIFIED CLIENTS: The VIP program applies only to Customer's "Qualified Clients" who either.

            i. Currently utilize the TeleBlock(R) Service and who have made one million (1,000,000) or more Queries to the TeleBlock(R) Service per month, on average, over the three (3) most recent calendar months, or party thereof if using TeleBlock(R) for a lesser period (an "Existing Qualified Client"), or;

            ii. Who intend to subscribe to the TeleBlock(R) Service and who can provide reasonable demonstrable evidence, satisfactory [ILLEGIBLE] TBSC, that it will make one million (1,000,000) or more Queries to the TeleBlock(R) Service per month, on average, over every three (3) consecutive calendar month period, excluding the first month service (a "New Qualified Client")

      2.    RULES:

            i. Customer must register its Qualified Clients in the VIP Program with TBSC online at VIPPROMO@TELEBLOCK.COM. When registering a Qualified Client, Customer must include, among other requested information, the applicable BTN/Auths and Customer's sales representative name/contact information.

            ii. New Qualified Clients must be registered prior to their first use of the TeleBlock(R) Service in order to receive the VIP Program's discounted pricing. For Existing Qualified Clients, the VIP Program's discounted pricing will take effect at the beginning of the next billing cycle following registration.

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                                   Page 1 of 2

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            iii.  Qualified Clients are eligible for the VIP Program's discounted pricing if and for so long as they maintain the volume requirements specified above. If any Qualified Client falls below these requirements, TBSC and/or its affiliate Call Compliance, Inc. will notify Customer and the discounted pricing for that Client shall revert back to the standard pricing at the end of the calendar month in which such notice was sent.

            iv. Customer can not charge Qualified Clients who are enrolled in the VIP Program more than $0.003 per Query of the TeleBlock(R) Service.

            v. Customer's Qualified Clients registered in the VIP Program and any queries of the TeleBlock(R) Service associated with such Qualified Clients will not be eligible for any other discount schedule or pricing promotion.

D. Price Changes. TBSC reserves the right to change prices for services provided by TBSC and/or its Affiliates hereunder as necessary to account for considerations of increased expenses, competition, and market conditions. Such changes as necessary will be announced to Customer at least ninety (90) days prior to the effective date of the price change. If such a change represents an increase in any of the prices previously in effect for any of the services covered by this Agreement, then a special termination option will exist for Customer. Customer may notify TBSC at any time between receipt of the price change notification and its effective date that Customer desire to terminate the affected service one hundred eighty (180) days after such notification by Customer to TBSC. Having given such notification of termination, Customer will be exempt from the price changes through the termination date, but if Customer subsequently renounces its intent to terminate, and this is acceptable to TBSC, then the price change will be retroactive to its original effective date and Customer will be billed for the underpayment, including interest calculated as described in Section V.A of the Agreement to which this Appendix is attached, calculated from the due date of each respective billing period since the increase.

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                                   Page 2 of 2

                                   APPENDIX D

                                     TO THE

                         TELEBLOCK(R) SERVICE AGREEMENT

CUSTOMER TRADEMARKS

                                   [SLM LOGO]

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